UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 27, 2012

PBF ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

________________________
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One Sylvan Way, Second Floor
Parsippany, New Jersey 07054 (Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
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________________________

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 28, 2012, PBF Holding Company LLC (“PBF Holding”), a subsidiary of PBF Energy Inc., a Delaware corporation (the “Company"), and certain of its wholly-owned subsidiaries (collectively referred to as “PBF”) entered into Amendment No. 1 and Increase Joinder Agreement to Second Amended and Restated Revolving Credit Agreement (the “Amendment No. 1”), amending the Second Amended and Restated Revolving Credit Agreement dated as of October 26, 2012 among PBF, UBS AG, Stamford Branch, as administrative agent and co-collateral agent and certain other lenders (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Revolving Credit Facility”).  Amendment No. 1 provides for an increase in the maximum availability under the ABL Revolving Credit Facility from $1.375 billion to $1.575 billion, in accordance with an accordion feature which allows for commitments under the ABL Revolving Credit Facility of up to $1.8 billion.  The ABL Revolving Credit Facility is available to be used for working capital and other general corporate purposes and is scheduled to expire on October 26, 2017.

The foregoing description of the ABL Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Revolving Credit Facility.

Item 1.02.    Termination of a Material Definitive Agreement

Products Offtake Agreements
On December 27, 2012, PBF gave notice that it was terminating the Second Amended and Restated Products Offtake Agreement Dated July 30, 2012 and the Amended and Restated Products Offtake Agreement Dated August 30, 2012 with Morgan Stanley Capital Group Inc. (“MSCG”) and certain of its subsidiaries (collectively the “Offtake Agreements”), effective as of June 30, 2013.  Under the terms of the Offtake Agreements, the Company’s Delaware City and Paulsboro refineries sell their daily production of finished products, certain intermediates, and lube base oils to MSCG. No early termination penalties will be incurred by PBF as a result of the termination.

In addition, the Company’s Toledo refinery acquires substantially all of its crude oil from MSCG under a crude oil supply agreement. The supply agreement with MSCG expires on June 30, 2013, subject to automatic renewal and termination rights.

Letter of Credit Facility Agreement
On December 27, 2012, PBF Holding and certain of its wholly-owned subsidiaries  provided BNP Paribas (Suisse) SA with a termination notice with respect to the Third Amended and Restated Letter of Credit Facility Agreement dated as of August 9, 2012 (the “Letter of Credit Facility Agreement”). PBF had no borrowings under the Letter of Credit Facility Agreement at the time of its termination. No early termination penalties were incurred by PBF as a result of the termination.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet  Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure

On January 2, 2013, PBF Energy Inc. issued a press release announcing the increase in availability under the ABL Revolving Credit Facility and the termination of the Offtake Agreements.  The text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2013

PBF Energy Inc.
( (Registrant)

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 2, 2013